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                                                                   EXHIBIT 10.28

                         INTERCOMPANY SERVICES AGREEMENT

        THIS INTERCOMPANY SERVICES AGREEMENT ("Agreement"), is entered into on September 2, 1997, to be effective as of the Effective Date (as defined herein), by and among INCYTE PHARMACEUTICALS, INC., a Delaware corporation ("Incyte"), SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation ("SB") and DIADEXUS, LLC, a Delaware limited liability company (the "LLC").

                                   RECITALS:

        A. Incyte and SB each own beneficially a substantial portion of the membership interests in the LLC.

        B. The LLC is a development stage biotechnology company that will be engaged in the business of discovering, developing, manufacturing and marketing molecular diagnostic Tests (as defined in that certain Collaboration and License Agreement by and among Incyte, SB and the LLC of even date herewith), and doing all things necessary or related to these purposes as may be determined from time to time by the LLC in accordance with the Operating Agreement governing the LLC.

        C. In connection with the LLC's formation, the parties desire (i) to set forth the terms and conditions under which the LLC may retain Incyte and/or SB to perform certain services (the "Services"), and (ii) to establish and maintain certain other policies and procedures in connection with the LLC.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.

                              PROVISION OF SERVICES

SECTION 1.1. TYPES OF SERVICES

        The LLC hereby engages and retains Incyte and SB to provide any of the Services set forth below, subject to Section 1.2(b), from time to time as and to the extent reasonably requested by the LLC and agreed to by the Service Provider (as defined below) from time to time, upon the terms and conditions hereinafter set forth:

                (i) executive and administrative;

                (ii) regulatory, including such Services as are necessary or useful to assist the LLC in meeting reporting requirements of regulatory agencies;


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                (iii) tax advice and services, including, without limitation, assistance in the preparation of federal, state, local and foreign tax returns;

                (iv) auditing, accounting, payroll and bookkeeping advice and services, including services related to financial reporting and assistance in the preparation of financial statements whether or not related to the reporting requirements under the federal securities laws;

                (v) financial advice and services, including, without limitation, assistance with respect to cash management, treasury and risk management;

                (vi) human resources and personnel policies, including, without limitation, wage and salary, administrative, employee relations and administration of employee insurance plans and other employee benefits plans;

                (vii) assistance with marketing projects, consumer studies and other information gathering or promotional activities;

                (viii) purchasing services, and assistance in the purchase or leasing of equipment and supplies, including where possible and acceptable to Incyte and SB making available to the LLC volume purchase discount arrangements and group rates for purchasing insurance, equipment and other supplies and services;

                (ix) facilities services, including mail, telephone, supply, food service and employee services;

                (x) management information, supplemental data processing, telecommunications, computer programming and other computer systems services; and

                (xi) such other services, advice and assistance as may be reasonably requested by the LLC and agreed to by a Service Provider from time to time.

SECTION 1.2. PERFORMANCE

        (a) All Services provided by Incyte or SB hereunder shall be performed only at the request and under the general direction of the LLC and neither Incyte nor SB shall have any power to act independently on behalf of the LLC in performing Services hereunder other than as specifically authorized hereunder or as requested from time to time by the LLC. Neither Incyte, SB, nor the employees, vendors, agents, affiliates or suppliers of either of them, shall be deemed to be agents, representatives, employees or servants of the LLC, except to the extent expressly provided pursuant to the authority granted under this Agreement.

        (b) Each of Incyte and SB shall have sole discretion as to whether Incyte or SB, respectively, shall provide any Service requested by the LLC. The specified Services provided to the LLC at any time by either Incyte or SB and the specified terms and conditions under which they shall be provided shall be set forth in a separate schedule to this Agreement, which shall


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become effective only upon its execution by Incyte or SB (or such other person or entity designated as a Service Provider pursuant to section 1.2(c)), as the case may be, and the LLC, or, to the extent agreed by the Service Provider and the LLC, in a separate agreement, in each case subject to any approval as is necessary under that certain LLC Operating Agreement by and between SB and Incyte of even date herewith.

        (c) Any Services provided to the LLC by Incyte or SB, as the case may be, may be performed by such entity or by such affiliates or agents thereof as such entity may reasonably determine so long as such entity providing the Service is obligated to the LLC hereunder (or, if such entity and the LLC so agree, is obligated to the LLC under a separate agreement). Any entity performing services for the LLC under this Agreement on behalf of either Incyte or SB, as the case may be, shall be included in the definition of "Service Provider," but all such references to Service Provider shall in any event refer to whichever of Incyte or SB, as the case may be, is obligated to perform such Services for the LLC.

        (d) A Service Provider shall, in its sole discretion, determine which of its corporate facilities to be used in rendering a Service and the individuals who will render such Service.

        (e) Services provided to the LLC hereunder shall be performed by those employees of the Service Provider who perform comparable services for the Service Provider in the normal course of their employment. A Service Provider shall not be obligated to make available any Services to the LLC that the Service Provider does not perform with respect to its own operations, or if providing such Service would unreasonably interfere with the performance by any employee of Services for the Service Provider, or otherwise cause an unreasonable burden to the Service Provider.

        (f) Nothing herein shall be deemed to restrict the Service Provider or its directors, officers or employees from engaging in any business other than that contemplated herein, or from contracting with other parties, including, its subsidiaries or affiliates, for similar or different services.

SECTION 1.3. COMPENSATION; REIMBURSEMENTS

        The LLC shall pay to the Service Provider, with respect to the Services performed by the Service Provider hereunder, reasonable compensation to reimburse it for the costs incurred by the Service Provider in providing Services to the LLC; the exact amount of such compensation shall be agreed to by the LLC and the respective Service Provider and set forth in the applicable schedule hereto (or separate agreement) from time to time. In addition to the costs of providing the Services, the Service Provider shall be entitled to reimbursement of the costs of goods or materials purchased on behalf of the LLC and paid for by the Service Provider. It is not the intention of the parties that the Service Provider should obtain profit from providing Services to the LLC under this Agreement.


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SECTION 1.4. BOOKS AND RECORDS

        The Service Provider shall keep accurate books and records with respect to the costs and expenses incurred in connection with the Services, and the LLC and its auditors shall be permitted from time to time upon reasonable notice to inspect the books and records with respect to such costs and expenses.

                                   ARTICLE II.

                               OTHER COORDINATION

        (a) Incyte and SB, in the sole discretion of Incyte and SB, as the case may be, may use reasonable efforts to assist the LLC in obtaining the benefits of any available group pricing or group discounts for the purchase of equipment, supplies or services (including without limitation insurance) available to Incyte and SB, as the case may be.

        (b) If a Service Provider provides the LLC with human resources Services, such Service Provider, if it so elects, may provide the following health and welfare benefits coverage to the LLC employees on the same terms and conditions as provided to employees of the Service Provider, but in no event at a cost to such employees greater than the cost to the Service Provider (except to the extent of state, regulatory or other factors which cause variance in premium costs):

                (i) comprehensive health insurance, including medical and dental insurance, and covering active and retired employees;

                (ii) life insurance;

                (iii) accidental death or dismemberment;

                (iv) long-term disability insurance; and

                (v) travel accident insurance.

        (c) The LLC shall pay or reimburse the Service Provider for the costs of any such insurance and health and welfare benefits coverage in accordance with
Section 1.3, provided that such costs shall be no greater than as charged to, and on substantially the same terms as made available to, internal units of the Service Provider.


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                                  ARTICLE III.

                        STANDARD OF CARE; INDEMNIFICATION

SECTION 3.1. STANDARD OF CARE

        (a) Each of Incyte and SB makes no express or implied representations, warranties, or guarantees relating to the Services or the quality or results of Services to be performed under this Agreement. For purposes of this Article III, "Incyte" and "SB" shall be deemed to include any of their respective affiliates that are Service Providers pursuant to this Agreement.

        (b) Nothing in this Agreement shall require Incyte or SB to provide or develop additional support or to render any Service which it does not specifically agree to provide pursuant to the terms hereof, or in a manner or pursuant to methods different from that provided herein, in a schedule hereto or a separate agreement contemplated hereby, or, in performing Services hereunder, to make any change or addition which will require capital expenditures.

        (c) The duties of each of Incyte and SB under this Agreement are subject to interruption or discontinuance by the Service Provider or the LLC at any time and from time to time, for force majeure or other causes beyond Incyte's, SB's or the LLC's control, without incurring liability to any party or any other person for any loss, damage or expense which may result therefrom.

        (d) Either Incyte or SB, as applicable, will use reasonable efforts to provide any Services with substantially the same degree of care as it provides the same Services to its own operations. Neither Incyte nor SB shall be liable to the LLC or any other person for any loss, damage or expense which may result therefrom or from Incyte or SB's changing its manner of rendering the Services if Incyte or SB, as applicable, deems that such change is necessary to desirable in the conduct of its own operations.

        (e) Neither Incyte, SB, their respective officers and employees, nor any Service Provider shall be liable to the LLC or any third party, including governmental agencies, for any claims, damages or expenses relating to the Services provided pursuant to this Agreement except for willful misconduct, bad faith or gross negligence in their respective performance of Services hereunder and the LLC shall have the ultimate responsibility for all Services provided herein.

        (f) Neither Incyte, SB nor any Service Provider shall be liable to the LLC for the consequences of any failure or delay to perform any of its respective obligations under this Agreement other than for damages arising from either of Incyte or SB's willful misconduct, bad faith or gross negligence; provided that Incyte, SB or a Service Provider, as the case may be, shall provide reasonably prompt notice to the LLC of such liability and the reasons therefor.

SECTION 3.2. INDEMNIFICATION FOR SERVICES

        (a) Each of Incyte and SB will indemnify, defend and hold harmless the LLC and its directors, officers, employees and agents from and against any and all claims, actions,


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proceedings, judgments, expenses, damages and liabilities, including court costs and reasonable attorneys fees (collectively, "Claims"), arising out of the indemnifying party's performance, as applicable, of the Services provided by such party hereunder (including Services provided by other Service Providers designated by the indemnifying party, as applicable) due to the indemnifying party's willful misconduct, bad faith or gross negligence.

        (b) The LLC will indemnify, defend and hold harmless each of Incyte and SB and other Service Providers designated by either of them and their respective directors, officers, employees and agents from and against any and all Claims arising out of the indemnified party's performance, as applicable, of the Services provided by such party hereunder (including Services provided by other Service Providers designated by the indemnified party, as applicable), other than Claims due to the indemnified party's willful misconduct, bad faith or gross negligence.

                                  ARTICLE IV.

                                  MISCELLANEOUS

SECTION 4.1. ASSIGNMENTS.

        This Agreement shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by any party without the written consent of the other; provided, however, that either party may assign this Agreement or any of its rights or obligations hereunder to any affiliate or to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party, provided the assigning party remains liable under this Agreement and that the, third party assignee or surviving entity assumes in writing all of the assigning party's obligations under this Agreement.

SECTION 4.2. FURTHER ACTIONS.

        Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

SECTION 4.3. SEVERABILITY.

        In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement (including arbitrators) or any of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the parties are still able to realize the principal benefits bargained for in this Agreement.


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SECTION 4.4. CAPTIONS.

        The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

SECTION 4.5. APPLICABLE LAW.

        This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to the conflicts of law principles thereof.

SECTION 4.6. NOTICES AND DELIVERIES.

        All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

        If to Incyte:   Incyte Pharmaceuticals, Inc.
                        3174 Porter Drive
                        Palo Alto, CA 94304
                        Attention: Chief Executive Officer
                        Tel: (650) 855-0555
                        Fax: (650) 845-4500

        If to SB:       SmithKline Beecham Corporation
                        709 Swedeland Road
                        P.O. Box 1539
                        King of Prussia, PA 19406
                        Attention: John Keller
                        Tel: (610) 270-5973
                        Fax: (610) 270-5964

        With a copy to: SmithKline Beecham Corporation
                        One Franklin Plaza
                        Philadelphia, PA 19406
                        Attention: Don Parman
                        Tel: (215) 751-4000
                        Fax: (215) 751-5349

       If to the LLC:   To be provided by notice to Incyte and SB.

        With a copy to: each of Incyte and SB.

or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Any notices shall be in writing, including telegraphic or facsimile communication, and may be sent by registered or


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certified mail, return receipt requested, postage prepaid, by fax or by overnight delivery service. Notice shall be effective upon actual receipt thereof.

SECTION 4.7. COUNTERPARTS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                   INCYTE PHARMACEUTICALS, INC.

                                   By: /s/ RANDAL SCOTT
                                      -------------------------------

                                   Name:
                                        -----------------------------

                                   Title:

                                   SMITHKLINE BEECHAM CORPORATION

                                   By: /s/ GEORGE POSTE
                                      -------------------------------

                                   Name:
                                        -----------------------------

                                   Title:
                                         ----------------------------

                                   DIADEXUS, LLC

                                   By: /s/ PATRICK PLEWMAN
                                      -------------------------------

                                   Name: Patrick Plewman
                                        -----------------------------

                                   Title: VP, Corporate Development
                                         ----------------------------


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